UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________________________________
FORM 8-K
 ___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 1, 2015
 ____________________________________________
TerraForm Global, Inc.
(Exact name of Registrant as specified in its charter)
  _____________________________________________

Delaware (State or other jurisdiction of incorporation)	001-37528 (Commission File Number)	47-1919173 (IRS Employer Identification No.)
7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)
(240) 762-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.
On December 2, 2015, TerraForm Global, Inc. (the "Company") and SunEdison, Inc. ("SunEdison") issued a press release regarding the termination of various agreements related to Renova Energia S.A. ("Renova"). A copy of the press release is furnished as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Item 8.01    Other Events.
On December 1, 2015, SunEdison terminated its securities purchase agreement, dated July 15, 2015, (the “Purchase Agreement”) with Light Energia S.A. (“Light”) pursuant to which SunEdison had agreed to acquire all of Light’s ownership in Renova, as a result of certain conditions precedent to closing not being satisfied and the transaction not closing by the termination date.

As previously reported (as defined by Rule 12b-2 under the Securities Exchange Act of 1934, as amended), in the Company's Registration Statement on Form S-1 (File No. 333-203934) (the “Registration Statement”), the Company entered into an option agreement for development assets (the “Option Agreement”) with Renova which, among other things, granted the Company the right, at its election, to acquire certain current and future renewable energy projects from Renova. The Option Agreement provides that it terminates automatically, and without any action by any party, if the Purchase Agreement is terminated. Consequently, the Option Agreement terminated automatically on December 1, 2015, based on the termination of the Purchase Agreement.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Press release issued December 2, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

By:	/s/ Yana Kravtsova
Yana Kravtsova Senior Vice President, General Counsel and Secretary
Date: December 2, 2015

Exhibit Index

Exhibit Number	Item
99.1	Press Release issued December 2, 2015